SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 23, 2002
(Date of earliest event reported)

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ACTION PRODUCTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Florida (State or other jurisdiction of incorporation or organization)	000-13118 (Commission File Number)	59-2095427 (IRS Employer Identification No.)

390 N. ORANGE AVENUE, SUITE 2185
ORLANDO, FLORIDA 32801
(Address of principal executive offices, zip code)

(407) 481-8007
(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

SIGNATURES
EXHIBIT INDEX
Pro Forma Condensed Consolidated Balance Sheet

Item 5.  Other Events.

     On November 26, 2002, Action Products International, Inc., a Florida corporation (the “Company”) issued a press release concerning the investment by the Kaplan family, the Company’s founders, of over $1,100,000 in the Company by December 31, 2002. This investment was part of the Company’s plan to bring the Company back into compliance with the stockholders’ equity requirement for continued listing on Nasdaq’s SmallCap Market. The Company is filing an unaudited, pro forma balance sheet as of November 30, 2002, in an attempt to evidence its current compliance with the stockholders’ equity requirement of Nasdaq’s SmallCap Market.

     The Company appeared before a Nasdaq Hearing Panel on November 22, 2002, to present its plan to regain compliance with the continued listing standard for stockholders’ equity. A key component of the Company’s plan was the investment of $1,120,500 by the Kaplan family no later than December 31, 2002. The Kaplan family investment included (i) the payment in full of approximately $520,500 in stock subscriptions receivable owed to the Company by Warren Kaplan, Judy Kaplan, Ron Kaplan and Elissa Paykin; and (ii) the exercise of common stock purchase warrants held by Ron Kaplan and Elissa Paykin for an aggregate total of approximately $600,000. As of November 30, 2002, the Kaplan family has invested $932,800 into the Company. On or about December 19, 2002, the Kaplan Family completed this investment. The Company is currently awaiting the Hearing Panel’s final determination.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Item

99.1	Unaudited balance sheet of the Company as of November 30, 2002.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

Date: December 23, 2002	By:	/s/Robert L. Burrows

Robert L. Burrows Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Item

99.1	Unaudited balance sheet of the Company as of November 30, 2002.